PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2012

SECOND QUARTER HIGHLIGHTS:

•	Revenue increased to $274.1 million versus $238.0 million in Q2 2011, an increase of 15.2%
•	Organic revenue increased 8.3% for Q2 2012
•	EBITDA decreased to $31.3 million versus $33.0 million in Q2 2011, impacted by increased costs related to investments made in prior quarters
•	Total Free Cash Flow including working capital declined to $16.6 million versus $20.1 million in Q2 2011
•	Net new business wins of $30.3 million for Q2 2012

FIRST SIX MONTHS HIGHLIGHTS:

•	Revenue increased to $509.8 million versus $453.1 million in the first six months of 2011, an increase of 12.5%
•	Organic revenue increased 6.9% year to date for 2012
•	EBITDA decreased to $39.2 million versus $48.7 million in the first six months of 2011, impacted by increased costs related to investments made in prior quarters
•	Total Free Cash Flow including working capital improved to $84.8 million versus an outflow of ($9.1) million in the first six months of 2011
•	Net new business wins of $79.8 million in the first six months of 2012, an increase of 70.5%

NEW YORK, NY (July 30, 2012) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2012.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “Our business performed very well in the first half of the year and we are on a good trajectory to achieve our 2012 financial targets.  During the second quarter, organic revenue increased 8.3%, and EBITDA was in line with last year despite the continued impact of historical investment spending.  In addition, cumulative net new business wins for the first half of the year were $80 million, a 71% increase from the $47 million we had in the first half of last year. Given the strong trends we are seeing across our business, we like where we stand heading into the second half of the year, especially as our strategic investments increasingly show benefits in the form of new business wins, quality of work, performance for clients and improved profitability.  We remain focused on cost efficiency and on de-levering the balance sheet, which will result in a material amount of incremental EBITDA flowing through to free cash flow.  As we move into the third and fourth quarters, we expect both EBITDA and margins to outperform 2011 levels.”

Guidance for 2012 is maintained as follows:

Implied
	2012	Year over Year
	Guidance	Change
Revenue	$1,050 - $1,075 million	+11.3% to +14.0%
EBITDA	$110 - $115 million	+21.2% to +26.7%
Free Cash Flow	$35 - $40 million	+50.8% to +72.3%
+ Change in Working Capital and Other	+$25 million
Total Free Cash Flow	$60 - $65 million	+10.6% to +19.8%

Implied EBITDA Margin	10.5% - 10.7%	+90 to +110 basis points

Consolidated revenue for the second quarter of 2012 was $274.1 million, an increase of 15.2% compared to $238.0 million in the second quarter of 2011. EBITDA (as defined) for the second quarter of 2012 was $31.3 million compared to $33.0 million in the second quarter of 2011, due to the impact of investment activity in the second half of 2011. Loss attributable to MDC Partners in the second quarter was ($20.1) million compared to income of $1.3 million in the second quarter of 2011. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the second quarter of 2012 was ($0.60) compared to income of $0.05 per share in the same period of 2011. Free cash flow from operations (as defined) was $14.2 million in the second quarter of 2012, compared with $17.1 million in the second quarter of 2011.

For the six month period ended June 30, 2012, consolidated revenue was $509.8 million, an increase of 12.5% compared to $453.1 million in the first six months of 2011. EBITDA (as defined) for the first half of 2012 was $39.2 million compared to $48.7 million in the same period of 2011, due to the impact of investment activity in the second half of 2011. Loss attributable to MDC Partners in the first six months of 2012 was ($46.4) million compared to a loss of ($7.4) million in the first six months of 2011. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first six months of 2012 was ($1.45) compared to a loss of ($0.22) per share in the same period of 2011. Free cash flow from operations (as defined) was $6.5 million in the first six months of 2012, compared with $19.0 million in the same period of 2011.

“Our plans to improve our balance sheet remain on track," said David Doft, CFO of MDC Partners.  "While leverage increased as expected in the second quarter due to a substantial amount of deferred acquisition consideration as well as the timing of working capital, we remain confident that we will achieve our target net-debt to EBITDA ratio of between 3.0-3.5 times by the end of the year, and below 2.5 times over the long-term.”

Conference Call

Management will host a conference call on Monday, July 30, 2012 at 4:30 p.m. (EDT) to discuss results. The conference call will be accessible by dialing 1-412-858-4600 or toll free 1-800-860-2442. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Monday, August 13, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10016791) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and six months ended June 30, 2012 and 2011; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and six months ended June 30, 2012 and 2011. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$274,102	$238,020	$509,758	$453,111

Operating Expenses:
Cost of services sold	188,929	161,078	365,889	318,631
Office and general expenses	74,245	52,508	134,279	96,932
Depreciation and amortization	13,645	9,569	23,644	19,872
	276,819	223,155	523,812	435,435

Operating profit (loss)	(2,717)	14,865	(14,054)	17,676

Other Income (Expenses):
Other income (expense), net	214	448	(809)	762
Interest expense	(11,830)	(10,666)	(22,826)	(20,230)
Interest income	21	33	70	71

Income (Loss) from continuing operations before income taxes and equity in affiliates	(14,312)	4,680	(37,619)	(1,721)

Income tax expense	2,544	588	3,807	946

Income (Loss) from continuing operations before equity in affiliates	(16,856)	4,092	(41,426)	(2,667)
Equity in earnings of non-consolidated affiliates	34	79	306	334

Income (Loss) from continuing operations	(16,822)	4,171	(41,120)	(2,333)
Loss from discontinued operations, net of taxes	(1,687)	(321)	(2,240)	(895)
Net income (loss)	(18,509)	3,850	(43,360)	(3,228)
Net income attributable to the noncontrolling interests	(1,605)	(2,527)	(3,035)	(4,132)
Net income (loss) attributable to MDC Partners Inc.	$(20,114)	$1,323	$(46,395)	$(7,360)

Income (Loss) Per Common Share:
Basic:
Income (Loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.60)	$0.06	$(1.45)	$(0.22)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.05)	$(0.01)	$(0.07)	$(0.03)
Income (Loss) attributable to MDC Partners Inc. common shareholders	$(0.65)	$0.05	$(1.52)	$(0.25)

Income (Loss) Per Common Share:
Diluted:
Income (Loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.60)	$0.05	$(1.45)	$(0.22)
Discontinued operations	$(0.05)	$(0.01)	$(0.07)	$(0.03)
Net Income (Loss) attributable to MDC Partners Inc. common shareholders	$(0.65)	$0.04	$(1.52)	$(0.25)

Weighted Average Number of Common Shares:
Basic	30,872,050	29,016,384	30,380,991	28,952,182
Diluted	30,872,050	32,301,722	30,380,991	28,952,182

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$183,750	$90,352	-	$274,102

Operating income (loss) as reported	$13,080	$1,507	$(17,304)	$(2,717)
margin	7.1%	1.7%		-1.0%

Add:
Depreciation and amortization	8,828	4,488	329	13,645
Stock-based compensation	1,967	1,887	11,499	15,353
Acquisition deal costs	567	201	162	930
Deferred acquisition consideration adjustments to P&L	4,430	(463)	-	3,967
Profit distributions from affiliates	-	-	166	166

EBITDA *	$28,872	$7,620	$(5,148)	$31,344
margin	15.7%	8.4%		11.4%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

*

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$154,957	$83,063	-	$238,020

Operating income (loss) as reported	$23,051	$2,534	$(10,720)	14,865
margin	14.9%	3.1%		6.2%

Add:
Depreciation and amortization	5,182	4,270	117	9,569
Stock-based compensation	176	478	5,121	5,775
Acquisition deal costs	112	103	429	644
Deferred acquisition consideration adjustments to P&L	954	1,046	-	2,000
Profit distributions from affiliates	-	-	181	181

EBITDA*	$29,475	$8,431	$(4,872)	$33,034
margin	19.0%	10.2%		13.9%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$343,846	$165,912	-	$509,758

Operating income (loss) as reported	$13,886	$(2,355)	$(25,585)	$(14,054)
margin	4.0%	-1.4%		-2.8%

Add:
Depreciation and amortization	13,925	9,042	677	23,644
Stock-based compensation	3,833	3,578	13,826	21,237
Acquisition deal costs	650	288	732	1,670
Deferred acquisition consideration adjustments to P&L	6,856	(361)	-	6,495
Profit distributions from affiliates	-	-	166	166

EBITDA *	$39,150	$10,192	$(10,184)	$39,158
margin	11.4%	6.1%		7.7%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$296,450	$156,661	-	$453,111

Operating income (loss) as reported	$31,023	$4,183	$(17,530)	$17,676
margin	10.5%	2.7%		3.9%

Add:
Depreciation and amortization	10,989	8,662	221	19,872
Stock-based compensation	1,723	983	7,343	10,049
Acquisition deal costs	399	384	858	1,641
Deferred acquisition consideration adjustments to P&L	558	(1,535)	-	(977)
Profit distributions from affiliates	-	-	448	448

EBITDA*	$44,692	$12,677	$(8,660)	$48,709
margin	15.1%	8.1%		10.7%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC

FREE CASH FLOW

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 31,
	2012	2011	2012	2011
EBITDA	$31,344	$33,034	$39,158	$48,709
Net Income Attributable to Noncontrolling Interests	(1,605)	(2,527)	(3,035)	(4,132)
Capital Expenditures, net (1)	(4,349)	(3,283)	(8,943)	(7,024)
Cash Taxes	(323)	(71)	(347)	(135)
Cash Interest, net & Other	(10,871)	(10,069)	(20,310)	(18,428)

Free Cash Flow (2)	$14,196	$17,084	$6,523	$18,990

Changes in Working Capital (3)	2,384	2,969	78,245	(28,053)
Total Free Cash Flow (2)	$16,580	$20,053	$84,768	$(9,063)

Diluted Common Shares Outstanding	30,872,050	32,301,722	30,380,991	28,952,182

Total Free Cash Flow per Share	$0.54	$0.62	$2.79	$(0.31)

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2) Free Cash Flow and Total Free Cash Flow are non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

(3) Changes in Working Capital includes cash acquired in acquisitions.

SCHEDULE 5

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$71,696	$8,096
Accounts receivable, net	334,375	238,592
Expenditures billable to clients	70,553	39,067
Other current assets	16,669	12,657
Total Current Assets	493,293	298,412

Fixed assets, net	51,775	47,737
Investment in affiliates	124	99
Goodwill	736,886	605,244
Other intangible assets, net	65,116	57,980
Deferred tax assets	15,422	15,380
Other assets	30,821	30,893
Total Assets	$1,393,437	$1,055,745

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$322,970	$178,282
Accrued and other liabilities	78,834	72,930
Advance billings	157,373	122,021
Current portion of long term debt	1,267	1,238
Current portion of deferred acquisition consideration	90,686	51,829
Total Current Liabilities	651,130	426,300

Long-term debt	470,128	383,936
Long-term portion of deferred acquisition consideration	82,638	85,394
Other liabilities	47,922	14,900
Deferred tax liabilities	53,467	50,724
Total Liabilities	1,305,285	961,254

Redeemable Noncontrolling Interests	102,794	107,432

Shareholders' Equity (Deficit)
Common shares	253,217	228,209
Shares to be issued	424	424
Charges in excess of capital	(63,835)	(45,102)
Accumulated deficit	(277,669)	(231,274)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(4,130)	(4,658)
MDC Partners Inc. Shareholders' Equity (Deficit)	(92,048)	(52,456)
Noncontrolling Interests	77,406	39,515
Total Equity (Deficit)	(14,642)	(12,941)

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,393,437	$1,055,745

SCHEDULE 6

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 31,
	2012	2011

Cash flows used in continuing operating activities	$(5,076)	$(25,520)
Discontinued operations	(1,485)	(182)
Net cash used in operating activities	(6,561)	(25,702)

Net cash provided by (used in) continuing investing activities	26,328	(18,744)
Discontinued operations	22	(161)
Net cash provided by (used in) investing activities	26,350	(18,905)

Net cash provided by continuing financing activities	44,187	39,534

Effect of exchange rate changes on cash and cash equivalents	(376)	(172)

Net increase (decrease) in cash and cash equivalents	$63,600	$(5,245)